As filed with the Securities and Exchange Commission on February 2, 1998
                                                          Registration No. 333-
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act Of 1933

                          FACTORY CARD OUTLET CORP.
           (Exact Name of Registrant as Specified in its Charter)

            Delaware                                            36-3652087
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)


                               2727 Diehl Road
                         Naperville, Illinois 60563
                  (Address of Principal Executive Offices)

                          FACTORY CARD OUTLET CORP.
                   1997 Outside Director Stock Option Plan
                          (Full Title of the Plan)

                               Carol A. Travis
                        Vice President and Secretary
                          Factory Card Outlet Corp.
                               2727 Diehl Road
                         Naperville, Illinois  60563
                               (630) 579-2000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                               With a copy to:
                               Neal Aizenstein
                        Sonnenschein Nath & Rosenthal
                              8000 Sears Tower
                        Chicago, Illinois  60606-6404
                               (312) 876-8000

                       CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                  AMOUNT       PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES           TO BE       OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
      TO BE REGISTERED          REGISTERED         SHARE                PRICE             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value  250,000 shares  $   7.28      (1)(2)  $    1,820,313     (1) $    537.00     (1)
                                               -------------         ----------------      ----------------
==============================================================================================================

(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices of the Registrant's common stock on the Nasdaq National Market on January 30, 1998 as reported by Stock Profiles.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.

                               EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed with the Commission by Factory Card Outlet Corp. (the "Company") are incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement"):

        (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997;

        (ii)  The Company's Current Report on Form 8-K dated August 19, 1997;

        (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997; and

        (iv) The description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed thereunder that updates or otherwise modifies such description.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:  DESCRIPTION OF SECURITIES

   Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Bylaws of the Company provide that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

     The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8:  EXHIBITS

   4.1 Restated Certificate of Incorporation (Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-13827)).*/
                                                                          --
   4.2   Restated By-laws (Exhibit 3.2 to the Company's Registration
         Statement on Form S-1 (Registration No. 333-13827)).*/
                                                             --
   4.3 Business Loan Agreement dated as of November 1, 1996 between the Company and Bank One, Chicago, N.A. (Exhibit 10.7(3) to the Company's Registration Statement on Form S-1 (Registration No. 333-13827)).*/
                                                                          --
   4.4 Loan and Security Agreement dated as of October 15, 1997 among the Company, Factory Card Outlet of America, Ltd. and Bank One, Illinois N.A., as agent for the lenders named therein (Exhibit 10.7 to the Company's Form 10-Q for the fiscal quarter ended September 27, 1997).*/
                                                                              --
   5.1   Opinion of Sonnenschein Nath & Rosenthal.

   23.1  Consent of KPMG Peat Marwick LLP.

   23.2  Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1).

   24.1  Power of Attorney (see page 7).

__________________________

*/   Incorporated by reference.
--
ITEM 9:  UNDERTAKINGS

Rule 415 Offering.

   The Company hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

   The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Naperville, State of Illinois, on January 30, 1998.



                                 FACTORY CARD OUTLET CORP.

                                 By: /s/ Stewart M. Kasen
                                     ---------------------
                                     Stewart M. Kasen
                                     Chairman of the Board


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Cumello and Carol A. Travis, and each of them, jointly and severally, his or her attorneys-in-fact, each with power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                   TITLE                        DATE
      ---------                   -----                        ----
/s/ Stewart M. Kasen         Chairman of the Board       January 30, 1998
----------------------           of Directors
Stewart M. Kasen

/s/ Charles R. Cumello       President and Director      January 30, 1998
----------------------
Charles R. Cumello

/s/ Glen J. Franchi          Executive Vice President    January 30, 1998
----------------------         Treasurer (principal
Glen J. Franchi              financial and accounting
                                     officer)

/s/ Michael I. Barach               Director         January 30, 1998
-----------------------------
Michael I. Barach

/s/ Dr. Robert C. Blattberg         Director         January 30, 1998
-----------------------------
Dr. Robert C. Blattberg
                                    Director
-----------------------------
Bart A. Brown, Jr.

/s/ Richard A. Doppelt              Director         January 30, 1998
-----------------------------
Richard A. Doppelt

/s/ J. Bayard Kelly                 Director         January 30, 1998
-----------------------------
J. Bayard Kelly
                                    Director
-----------------------------
James L. Nouss, Jr.
                                    Director
-----------------------------
William E. Freeman